As filed with the Securities and Exchange Commission on April 6, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Adecoagro S.A.
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification number)
Adecoagro S.A.
Société anonyme
13-15 Avenue de la Liberté
L-1931 Luxembourg
R.C.S. Luxembourg B 153 681
+352 2689-8213
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Adecoagro/IFH 2004 Stock Incentive Option Plan
Adecoagro/IFH 2007/2008 Equity Incentive Plan
Adecoagro S.A. Restricted Share Plan
(Full title of the plans)

Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, NY 10036
(800) 927-9801
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:
Marcelo A. Mottesi, Esq.
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
(212) 530-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Share	Price	Registration Fee
Common shares, par value $1.50 per share (Adecoagro/IFH 2004 Stock Incentive Option Plan)	2,401,228(2)	$6.67(5)	$16,016,190.76(5)	$1,859.48
Common shares, par value $1.50 per share (Adecoagro/IFH 2007/2008 Equity Incentive Plan)	2,355,743(3)	$13.05(6)	$30,742,446.15(6)	$3,569.20
Common shares, par value $1.50 per share (Adecoagro S.A. Restricted Share Plan)	1,801,038(4)	$13.63(7)	$24,548,147.94(7)	$2,850.04
Total	6,558,009			$8,278.72

(1)	The amount being registered also includes an indeterminate number of common shares which may be offered as a result of any stock splits, stock dividends and anti-dilution provisions and other terms in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents common shares issuable under the Adecoagro/IFH 2004 Stock Incentive Option Plan.

(3)	Represents common shares issuable under the Adecoagro/IFH 2007/2008 Equity Incentive Plan.

(4)	Represents common shares issuable under the Adecoagro S.A. Restricted Share Plan.

(5)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of currently outstanding options under this plan of $6.67 per share.

(6)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of currently outstanding options under this plan of $13.05 per share.

(7)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices for the ordinary shares as quoted on the New York Stock Exchange on April 1, 2011, of $13.63 per share.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* Pursuant to Rule 428(b)(1) under the Securities Act, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Adecoagro/IFH 2004 Stock Incentive Option Plan, the Adecoagro/IFH 2007/2008 Equity Incentive Plan and the Adecoagro S.A. Restricted Share Plan. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute the Section 10(a) prospectus. Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the U.S. Securities and Exchange Commission (the “Commission”) by Adecoagro S.A. (the “Company”), are incorporated herein by reference:

•	the Company’s prospectus dated January 28, 2011 filed with the Commission on January 31, 2011 (the “Prospectus”) pursuant to Rule 424(b)(1) under the Securities Act, relating to the Company’s Registration Statement on Form F-1 (File No. 333-171683); and

•	the description of the Company’s common shares contained in its Registration Statement on Form 8-A (File No. 001-35052) filed with the Commission on January 24, 2011 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Company’s common shares set forth under “Description of Share Capital” in the Prospectus, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

Item 4.	Description of Securities.

[Not Applicable]

Item 5.	Interests of Named Experts and Counsel.

[Not Applicable]

Item 6.	Indemnification of Directors and Officers.

Our directors are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations set forth below, every person who is, or has been, a director or officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his being or having been such director or officer and against amounts paid or incurred by him in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

No indemnification shall however be provided to any director or officer: (i) against any liability to the Company or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (ii) with respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company; or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by our board of directors.

The right of indemnification herein provided shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law.

Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described above shall be advanced by the Company prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, to repay such amount if it is ultimately determined that he is not entitled to indemnification.

Item 7.	Exemption from Registration Claimed.

[Not Applicable]

Item 8.	Exhibits.

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, and incorporated by reference into, this Registration Statement.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina on April 6, 2011.

Adecoagro S.A.

By:	/s/ Mariano Bosch
Name:     Mariano Bosch

Title:	Chief Executive Officer, Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mariano Bosch and Carlos A. Boero Hughes each his attorney-in-fact with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mariano Bosch Mariano Bosch	Chief Executive Officer, Director	April 6, 2011

/s/ Carlos A. Boero Hughes Carlos A. Boero Hughes	Chief Financial Officer, Chief Accounting Officer	April 6, 2011

/s/ Abbas Farouq Zuaiter Abbas Farouq Zuaiter	Chairman of the Board of Directors	April 6, 2011

Alan Leland Boyce	Director

/s/ Guillaume van der Linden Guillaume van der Linden	Director	April 6, 2011

/s/ Paulo Albert Weyland Vieira Paulo Albert Weyland Vieira	Director	April 6, 2011

Plínio Musetti	Director

/s/ Mark Schachter Mark Schachter	Director	April 6, 2011

/s/ Julio Moura Neto Julio Moura Neto	Director	April 6, 2011

Andrés Velasco	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Adecoagro S.A., has signed this registration statement or amendment thereto in Newark, Delaware, on April 6, 2011.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:     Donald J. Puglisi

Title:	Managing Director

EXHIBIT INDEX

Exhibit No.		Description

4.1		Articles of Incorporation of Adecoagro S.A., incorporated herein by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the registration statement on Form F-1 (File No. 333-171683) filed with the Commission on January 25, 2011
5	.1*	Opinion of Elvinger, Hoss & Prussen regarding the legality of the shares being registered
23	.1*	Consent of PriceWaterhouse & Co. S.R.L
23	.2*	Consent of Estudio Supertino S.RL
23	.3*	Consent of Elvinger, Hoss & Prussen (contained in Exhibit 5.1)
23	.4*	Consent of Cushman & Wakefield Argentina S.A.
24	.1*	Power of Attorney (included on the signature page hereto)
99.1		Adecoagro/IFH 2004 Stock Incentive Option Plan, incorporated herein by reference to Exhibit 10.34 to the Company’s Amendment No. 1 to the registration statement on Form F-1 (File No. 333-171683) filed with the Commission on January 25, 2011
99.2		Adecoagro/IFH 2007/2008 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.35 to the Company’s Amendment No. 1 to the registration statement on Form F-1 (File No. 333-171683) filed with the Commission on January 25, 2011
99.3		Adecoagro S.A. Restricted Share Plan, incorporated herein by reference to Exhibit 10.36 to the Company’s registration statement on Form F-1 (File No. 333-171683) filed with the Commission on January 13, 2011

* Filed herewith